                     Daimler-Benz Auto Grantor Trust 1997-A
                            Monthly Servicing Report
                   Servicer: Mercedes-Benz Credit Corporation
                             Trustee: Citibank, N.A.



Collection Period: January 2000
Distribution Date: 2/22/2000


Statement for Class A and Class B Certificateholders Pursuant to
Section 4.9 of the Pooling and Servicing Agreement

                                                                                                 Per $1,000 of  Original
                                                                                                     Class A/Class B
                                                                                                    Certificate Amount
                                                                                                 -----------------------
(i)     Principal Distribution
        ----------------------
                     Class A Amount                                               $10,623,721.78         $16.16957
                     Class B Amount                                                  $500,594.24         $16.16957

(ii)    Interest Distribution
        ---------------------
                     Class A Amount                                                  $799,186.10         $1.216381
                     Class B Amount                                                   $37,657.98         $1.216381

(iii)   Monthly Servicing Fee                                                        $138,321.34         $0.201055
        ---------------------                                                        -----------
                     Monthly Supplemental Servicing Fee                                    $0.00         $0.000000
                     Class A Percentage of the Servicing Fee                         $132,096.88         $0.201055
                     Class A Percentage of the Supplemental Servicing Fee                  $0.00         $0.000000
                     Class B Percentage of the Servicing Fee                           $6,224.46         $0.201055
                     Class B Percentage of the Supplemental Servicing Fee                  $0.00

(iv)    Class A Principal Balance (end of Collection Period)                     $147,892,529.43
        Class A Pool Factor (end of Collection Period)                                 22.509614%
        Class B Principal Balance (end of Collection Period)                       $6,968,758.15
        Class B Pool Factor (end of Collection Period)                                 22.509614%

(v)     Pool Balance (end of Collection Period)                                  $154,861,287.58

(vi)    Class A Interest Carryover Shortfall                                               $0.00
        Class A Principal Carryover Shortfall                                              $0.00
        Class B Interest Carryover Shortfall                                               $0.00
        Class B Principal Carryover Shortfall                                              $0.00

(vii)   Amount Otherwise Distributable to the Seller that is Distributed to                $0.00         $0.000000
        Either the Class A or Class B Certificateholders

(viii)  Balance of the Reserve Fund Property (end of Collection Period)
                     Class A Amount                                                $6,879,784.34
                     Class B Amount                                                        $0.00

(ix)    Aggregate Purchase Amount of Receivables repurchased by the
        Seller or the Servicer                                                             $0.00